LOAN AGREEMENT

This LOAN AGREEMENT (the “Agreement) is made and entered into by and between JASC Corporation (the “Lender”) and Biostar Angel Stem Cell Corporation (the “Borrower”). The undersigned Borrower hereby promises to pay to the order of the Lender. Both parties agree on these terms and conditions of this Loan Agreement.

I. LOAN PURPOSE

The purpose of this loan agreement is for the Lender to lend USD $500,000 to the Borrower and for the Borrower to borrow the USD $500,000 from the Lender for the business operation of the Borrower.

II. LOAN AMOUNT

1. The loan amount is USD $500,000. The Lender loans the amount to the Borrower and the Borrower borrows the amount from the Lender.

2. The loan amount may be increased in the future if such an increase is requested and mutually agreed by the Lender and the Borrower.

III. LOAN TERM

1.	This loan agreement begins from July 18, 2018 and matures on July 17, 2019.

2.	The Lender and the Borrower may extend the loan term by mutual agreement.

IV. PAYMENT OF INTEREST AND PRINCIPAL

The Borrower promises to pay the principal and interest of this loan amount in US dollar as follows.

1.	The interest rate on this loan agreement is 2% per annum.

2.	The Borrower will pay the accrued interest once in a half year, one on June 30 and another on December 31.

3.	The Borrower shall pay the principal of this loan amount in one amount at the maturity date of this Loan Agreement together with any unpaid accrued interest.

V. PAYMENT LOCATION

1.	The payments of the principal and interest by the Borrower under this Loan Agreement shall be made to the bank accounts owned by the Lender or other bank accounts as requested by the Lender.

VI. GOVERNING LAW

The Lender and the Borrower shall try their best efforts first to resolve all disputes under this Loan Agreement by mutually negotiating before any lawsuits. If there is a lawsuit as a result of unsuccessful negotiation, the Borrower agrees to submit to the jurisdiction of the courts governing in the place of the business of the Lender.

In acknowledgement of this Loan Agreement, the Lender and the Borrower shall print and sign the two copies of this Agreement, one of which shall be kept by each as evidence.

Dated: July 13, 2018

Lender:

Corporation: JASC Corporation

Address: Karahasi Biwacho 20, Minami-Gu, Kyoto, Japan

President: Jeong Chan Ra

Borrower:

Corporation: Biostar Angel Stem Cell Corporation

Address: 419 Hindry Ave, Suite E, Inglewood, CA 90301

Representative: Kee Won Ra, CEO